UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2010

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 5, 2010, we held our Annual Shareholders Meeting at our corporate offices in Bloomfield Hills, Michigan. At the Annual Meeting, all of the proposals were approved. The proposals below are described in detail in our definitive proxy statement dated March 16, 2010 for the Annual Meeting.

The results are as follows:

Proposal 1 – Election of Directors

Shareholders elected all of our existing directors as set forth below to a one year term:

	FOR	WITHHELD	BROKER NON-VOTES
John D. Barr	83,689,446	504,093	3,693,755
Michael R. Eisenson	83,513,717	679,822	3,693,755
Hiroshi Ishikawa	82,959,220	1,234,319	3,693,755
Robert H. Kurnick, Jr.	82,955,756	1,237,783	3,693,755
William J. Lovejoy	83,681,950	511,589	3,693,755
Kimberly J. McWaters	79,079,922	5,113,617	3,693,755
Lucio A. Noto	66,781,408	17,412,131	3,693,755
Roger S. Penske	82,904,233	1,289,306	3,693,755
Richard J. Peters	82,961,673	1,231,866	3,693,755
Ronald G. Steinhart	83,521,250	672,289	3,693,755
H. Brian Thompson	82,255,952	1,937,587	3,693,755

Proposal 2 – Approval of our Management Incentive Plan

Our Management Incentive Plan allows the grant of performance awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. The proposal was approved.

FOR	WITHHELD	ABSTAIN	BROKER NON-VOTE
72,814,634	13,661,234	1,263,270	148,156

Proposal 3 – Ratification of Auditors

The proposal to ratify the appointment of Deloitte & Touche LLP as our principal independent auditing firm for 2010, as described in the proxy materials, was approved.

FOR	WITHHELD	ABSTAIN	BROKER NON-VOTE
87,481,135	285,497	120,662	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

May 5, 2010	By:	/s/Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President, General Counsel and Secretary